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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          KOLL REAL ESTATE GROUP, INC.
             (Exact name of registrant as specified in its charger)

                DELAWARE                                02-0426634
(State of incorporation or organization)     (IRS Employer Identification No.)

        4343 VON KARMAN AVENUE,
       NEWPORT BEACH, CALIFORNIA                           92660
(Address of principal executive offices)                (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS            NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED            EACH CLASS IS TO BE REGISTERED
     -----------------------------       ------------------------------
     Common Stock, $0.05 par value           Nasdaq National Market

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    This Exchange Act Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.05 per share (the "Common Stock"), of Koll Real Estate Group, Inc., a Delaware corporation (the "Exchange Act Registration"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of the Common Stock" at page 105 of Amendment No. 1 of the Company's Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission (the "Commission") on February 20, 1997 and amended on April 10, 1997, Registration No. 333-22121 (the "Securities Act Registration Statement") is incorporated herein by this reference.

ITEM 2. EXHIBITS.

    2.1 The following documents are included as Exhibits to this Exchange Act Registration Statement or, as indicated, are incorporated herein by this reference as set forth from documents filed with the Commission pursuant to the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended:

3.01 Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for 1992.

3.02 Amended By-Laws of the Registrant, incorporated by reference to Exhibit
    3.02 to the Registrant's Annual Report on Form 10-K for 1992.

4.01 Form of Certificate of the Registrant's Common Stock registered hereunder.*

4.02 Proposed Amended and Restated Certificate of Incorporation of the Registrant to be implemented upon the effectiveness of the Recapitalization (as defined in the Securities Act Registration Statement).*

4.03 Proposed Amended and Restated By-Laws of the Registrant to be implemented upon the effectiveness of the Recapitalization (as defined in the Securities Act Registration Statement).*

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*   Filed herewith
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Exchange Act Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          KOLL REAL ESTATE GROUP, INC.
                                          (Registrant)

Dated: April 16, 1997           By:  /s/ RAYMOND J. PACINI
                                     -----------------------------------------
                                     Raymond J. Pacini
                                     Executive Vice President and
                                     Chief Financial Officer